Exhibit 10.7

To: Stephen Sonne

March 28, 2024

Dear Steve:

We write to confirm and memorialize the decision of the Board of Directors of Palladyne AI Corp. (formerly known as Sarcos Technology and Robotics Corporation) (“Parent”) on January 3, 2024 to increase your target annual bonus percentage by amending the Employment Agreement entered into as of January 30, 2023 by and between Sarcos, Corp., Palladyne AI Corp. and you (the “Agreement”), as follows:

Section 3(b) is hereby amended to replace the first sentence thereof with the following sentence:

Executive will be eligible to receive a bonus targeted annually at 50% of Executive’s then-current Base Salary (the “Bonus”).

Please indicate your acknowledgement of and agreement to the amendment to the Agreement as set forth herein by signing in the space indicated below.

PALLADYNE AI CORP.

By: /s/ Benjamin Wolff

Name: Benjamin Wolff

Title: Chief Executive Officer

SARCOS CORP.

By: /s/ Benjamin Wolff_______________

Name: Benjamin Wolff

Title: Chief Executive Officer

Acknowledged and agreed:

Stephen Sonne

/s/ Stephen Sonne

Date: 03/28/2024